    As filed with the Securities and Exchange Commission on April 7, 1997
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                             FIRST DATA CORPORATION
             (Exact name of Registrant as specified in its charter)

           Delaware                                     47-0731996
(State or other jurisdiction of                     (I.R.S. employer
incorporation or organization)                    identification number)

                             401 Hackensack Avenue
                         Hackensack, New Jersey  07601
                                 (201) 525-4700

 (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                David P. Bailis
                                General Counsel
                             First Data Corporation
                            2121 North 117th Avenue
                             Omaha, Nebraska  68164
                                 (402) 498-2170
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                             ---------------------

                                   Copies to:

                     Thomas A. Rossi             Jim L. Kaput
                 First Data Corporation        Sidley & Austin
                2121 North 117th Avenue   One First National Plaza
                Omaha, Nebraska  68164    Chicago, Illinois  60603

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_______________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------
                                          Proposed           Proposed
 Title of each class of    Amount to       maximum           maximum
    securities to be          be       offering price       aggregate           Amount of
       registered         registered      per unit      offering price (1)  registration fee
---------------------------------------------------------------------------------------------
Debt Securities (2),         (5)              (5)       $750,000,000(6)     $227,273 (7)(8)
Preferred Stock (3)
and Common Stock (4)
--------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. The aggregate initial public offering price of the securities registered hereby will not exceed $750,000,000 in U.S. dollars or the U.S. dollar equivalent in foreign currency or currency units.

(2)     May be issued at an original issue discount.

(3) Includes such presently indeterminable number of shares of Preferred Stock as may be issuable from time to time upon conversion of Debt Securities.

(4) Includes such presently indeterminable number of shares of Common Stock as may be issuable from time to time upon conversion of Debt Securities or Preferred Stock.

(5) The amount to be registered and the proposed maximum offering price per unit has been omitted pursuant to Rule 457(o) under the Securities Act of 1933.

(6) This Registration Statement also relates to securities with a proposed maximum aggregate offering price of $250,000,000 registered on Registration Statement No. 333-4012.

(7) The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act of 1933.

(8) A registration fee relating to securities with a maximum aggregate offering price of $250,000,000 in the amount of $86,207 was paid at the time of the filing of Registration Statement No. 333-4012 filed on April 25, 1996.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus constituting a part of this Registration Statement also relates to securities registered by the Registrant under the Securities Act of 1933 on Registration Statement No. 333-4012.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  SUBJECT TO COMPLETION, DATED APRIL 7, 1997

PROSPECTUS

                                  $750,000,000
                             First Data Corporation
                                   Securities

  First Data Corporation, a Delaware corporation (the ''Company'' or ''FDC''), may offer from time to time (i) unsecured debt securities (''Debt Securities'') consisting of debentures, notes and/or other unsecured evidences of indebtedness in one or more series, (ii) shares of preferred stock, par value $1.00 per share (''Preferred Stock''), in one or more series, or (iii) shares of common stock, par value $.01 per share (''Common Stock'') (the Debt Securities, Preferred Stock and Common Stock are collectively referred to as ''Securities''), or any combination of the foregoing, at an aggregate initial public offering price not to exceed $750,000,000 (or the equivalent thereof if Debt Securities are denominated in one or more foreign currencies or foreign currency units), at prices and on terms to be determined at or prior to the time of sale.

  Specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement (as supplemented by any applicable pricing supplement relating thereto, a ''Prospectus Supplement''), together with the terms of the offering of the Securities, the initial public offering price and the net proceeds to the Company from the sale thereof. The Prospectus Supplement will set forth, among other matters, the following with respect to the particular Securities: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, ranking as senior debt (''Senior Securities'') or subordinated debt (''Subordinated Securities''), authorized denominations, maturity, rate or method of calculation of interest and dates for payment thereof, any conversion, redemption, prepayment or sinking fund provisions, and the currency, currencies or currency units in which principal, premium, if any, or interest, if any, is payable, (ii) in the case of Preferred Stock, the designation, number of shares, liquidation preference, initial public offering price, dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, any redemption or sinking fund provisions, any conversion or exchange rights and (iii) in the case of Common Stock, the number of shares of Common Stock and the terms of the offering and sale thereof.

                         -----------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                         -----------------------------

  The Company may sell Securities directly to purchasers or through agents designated from time to time by the Company or to or through underwriters or a group of underwriters which may be managed by one or more underwriters. If any agents of the Company or any underwriters are involved in the sale of Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commission or discount will be set forth in the applicable Prospectus Supplement. The net proceeds to the Company from the sale of Securities will be the initial public offering price of such Securities less such discount, in the case of an offering through an underwriter, or the purchase price of such Securities less such commission, in the case of an offering through an agent, and less, in each case, other expenses of the Company associated with the issuance and distribution of such Securities.
                         -----------------------------

                The date of this Prospectus is          , 1997.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the ''Exchange Act''), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the ''Commission''). The Company has filed with the Commission a registration statement on Form S-3 (the ''Registration Statement'') under the Securities Act of 1933, as amended (the ''Securities Act''), with respect to the Securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all information set forth in the Registration Statement and reference is hereby made to the Registration Statement and the exhibits thereto for further information with respect to the Company and the Securities offered hereby. Such reports, proxy statements, Registration Statement and exhibits and other information omitted from this Prospectus can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its Northeast Regional Office located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Midwest Regional Office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. On May 6, 1996, the Company became subject to the electronic filing requirements of the Commission. Accordingly, pursuant to the rules and regulations of the Commission, certain documents, including annual and quarterly reports and proxy statements, filed by the Company with the Commission on and after May 6, 1996 have been or will be electronically filed. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at (http://www.sec.gov). Certain of the Company's securities are listed on the New York Stock Exchange and such reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Annual Report of the Company on Form 10-K for the year ended December 31, 1996, the Current Report of the Company on Form 8-K dated January 30, 1997 and the registration statement of the Company on Form 8-A, dated March 24, 1992, are incorporated by reference into this Prospectus. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities contemplated hereby shall be deemed to be incorporated by reference into this Prospectus and to be made a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein, in the accompanying Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

  Copies of the above documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents) may be obtained upon written or oral request without charge from the Company, 5660 New Northside Drive, Atlanta, Georgia 30328 (telephone number (770) 857-
7118), Attention: Investor Relations.

                         -----------------------------

  The following trademarks are mentioned in this Prospectus: ''First Data(R)'' and ''First Data Corporation(R)'' are service marks of First Data Corporation.

  The Company is incorporated in Delaware. Its executive offices are located at 401 Hackensack Avenue, 7th Floor, Hackensack, New Jersey 07601 (telephone number
(201) 525-4700).

                                  THE COMPANY

  The Company provides high-quality, high-volume information processing and related services including: transaction card issuer services and merchant processing services, payment instruments, investment processing services, check acceptance and guaranty services, health care administration services, receivables management services, in-store banking services, teleservices and imaging, database and other information management services. The Company's information processing facilities are comprised of integrated networks of computer hardware, proprietary software and other telecommunications and operations systems. The Company has data centers which are capable of servicing a wide range of client groups, enabling it to process transactions for thousands of clients in a rapid and cost effective manner and to take advantage of economies-of-scale when adding new clients. The Company regularly considers acquisition opportunities as well as other forms of business combinations and divestitures. Historically, the Company has been involved in numerous transactions of varying magnitudes, for consideration which has included cash or securities (including common stock) or combinations thereof. The Company continues to evaluate and pursue transaction opportunities as they arise. No assurance can be given with respect to the timing, likelihood or the financial or business effect of any possible transaction.

                                USE OF PROCEEDS

  Except as set forth in the Prospectus Supplement for a specific offering of Securities, the net proceeds from the sale of the Securities will be applied by the Company for general corporate purposes.

                      RATIOS OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratios of earnings to fixed charges for the Company and its consolidated subsidiaries for the periods indicated. The Company to date has not issued Preferred Stock; therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are the same as the ratios of earnings to fixed charges set forth below.

                                            YEAR ENDED DECEMBER 31,
                                      ----------------------------------
                                      1996  1995(a)  1994   1993   1992
                                      ----  -------  ----   ----   -----
Ratio of earnings to fixed charges..  7.19x  2.03x   6.96x  6.59x  4.25x

  The computation of the ratio of earnings to fixed charges is based on applicable amounts of the Company and its consolidated subsidiaries. ''Earnings'' consist of income before income taxes and fixed charges. ''Fixed charges'' consist of interest on indebtedness, amortization of debt discount and expense and an estimated amount of rental expense that is deemed to be representative of the interest factor.
------------------------------
(a) Includes a merger, integration and impairment charge of $645.7 million relating to the Company's October 27, 1995 merger with First Financial Management Corporation. The pro forma ratio of earnings to fixed charges without this charge would have been 6.00x.

                         DESCRIPTION OF DEBT SECURITIES

  The Senior Securities are to be issued under an indenture dated as of March 26, 1993, as supplemented from time to time (the ''Senior Indenture''), between the Company and Norwest Bank Minnesota, National Association, as Trustee, and the Subordinated Securities are to be issued under an indenture dated as of April 1, 1996, as supplemented from time to time (the ''Subordinated Indenture''), between the Company and The Bank of New York, as Trustee. The term ''Trustee'' as used herein shall refer to either Norwest Bank Minnesota, National Association or The Bank of New York, as appropriate, for Senior Securities or Subordinated Securities. The Senior Indenture and the Subordinated Indenture (being referred to herein collectively as the ''Indentures'' and individually as an ''Indenture'') are filed as exhibits to the Registration Statement. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The statements made under this heading relating to the Debt Securities and the Indentures are summaries of the provisions thereof, and are subject to, and are qualified in their entirety by reference to the Indentures, including the definitions of certain terms therein. Certain capitalized terms used below but not defined herein have the meanings ascribed to them in the Indentures. Unless otherwise noted, section references below are to both Indentures.

GENERAL

  The Debt Securities will be unsecured obligations of the Company. The indebtedness represented by the Senior Securities will rank on a parity with the Company's other unsecured and unsubordinated indebtedness. The indebtedness represented by the Subordinated Securities will be subordinated in right of payment to the prior payment in full of the Senior Indebtedness of the Company as described under ''Subordination'' below. The Debt Securities may be issued in one or more series. The particular terms of the Debt Securities being offered (the ''Offered Debt Securities''), any modifications of or additions to the general terms of the Debt Securities and any applicable Federal income tax considerations that may be applicable in the case of the Offered Debt Securities will be described in the Prospectus Supplement relating to the Offered Debt Securities. Accordingly, for a description of the terms of the Offered Debt Securities, reference must be made both to the Prospectus Supplement relating thereto and the description of Debt Securities set forth in this Prospectus.

  The Company primarily conducts its operations through its subsidiaries. The rights of the Company and its creditors, including the Holders (as defined below under ''Certain Definitions'') of the Debt Securities, to participate in the distribution of assets of any subsidiary upon the latter's liquidation or reorganization or otherwise will be subject to the prior claims of the subsidiary's creditors except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. Accordingly, the Debt Securities will be effectively subordinated to existing and future liabilities of the Company's subsidiaries.

  Reference is made to the Prospectus Supplement for the terms of any series of Debt Securities being offered, including: (1) the title of such Debt Securities and whether they are Senior Securities or Subordinated Securities; (2) the aggregate principal amount of such Debt Securities; (3) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the Maturity (as defined below under ''Certain Definitions'') thereof; (4) the date or dates on which or periods during which such Debt Securities may be issued, and the date or dates on which the principal of (and premium, if any, on) such Debt Securities will be payable;
(5) the rate or rates at which such Debt Securities will bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest, if any, shall accrue, the interest payment dates on which such interest will be payable and, in the case of Registered Securities (as defined below under ''Certain Definitions''), the regular record dates, if any, for the interest payable on such interest payment dates; (6) the additional offices, if any, where the principal of (and premium, if any) and interest on such Debt Securities shall be payable; (7) the obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or at the option of the Holder and the period or periods within which, or the date or dates on which, the prices at which and the terms and conditions upon which such Debt Securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;
(8) the period or periods within which, or the date or dates on which, the price or prices at which, and the terms and conditions upon which such Debt Securities may be redeemed, if any, in whole or in part, at the option of the Company or otherwise; (9) if the coin or currency in which such Debt Securities shall be issuable is U.S. dollars, the denominations of such Debt Securities if other than denominations of $1,000 and any integral multiple thereof; (10) whether such Debt Securities are to be issued as original issue discount securities (''Discount Securities'') and the amount of discount at which such Debt Securities may be issued and, if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which shall be payable upon declaration of acceleration of the Maturity thereof upon an Event of Default (as defined below under ''Events of Default''); (11) provisions, if any, for the defeasance of such Debt Securities; (12) whether such Debt Securities are to be issued as Registered Securities or Bearer Securities or both, and, if Bearer Securities are issued, whether any interest coupons appertaining thereto (''Coupons'') will be attached thereto; (13) whether provisions for payment of additional amounts or tax redemptions shall apply and, if such provisions shall apply, such provisions; and, if Bearer Securities of such series are to be issued, the applicable procedures and certificates relating to the exchange of temporary Global Securities for definitive Bearer Securities; (14) if other than U.S. dollars, the currency, currencies or currency units (the term ''currency'' as used herein will include currency units) in which such Debt Securities shall be denominated or in which payment of the principal of (and premium, if any) and interest on such Debt Securities may be made; (15) if the principal of (and premium, if any) or interest on such Debt Securities are to be payable, at the election of the Company or a Holder thereof, in a currency other than that in which such Debt Securities are denominated or payable without such election, the period or periods within which and the terms and conditions upon which, such election may be made; (16) the date as of which such Debt Securities shall be dated; (17) if the amount of payments of principal of (and premium, if any) or interest on such Debt Securities may be determined with reference to an index, the manner in which such amounts shall be determined; (18) if such Debt Securities are denominated or payable in a foreign currency, any other terms concerning the payment of principal of (and premium, if any) or any interest on such Debt Securities; (19) any addition to, or modification or deletion of, any Events of Default or covenants provided for with respect to such Debt Securities; (20) whether such Debt Securities shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the depositary or any common depositary for such Global Securities; and if such Debt Securities are issuable only as Registered

Securities, the manner in which and the circumstances under which Global Securities representing such Debt Securities may be exchanged for Registered Securities in definitive form; (21) if such Debt Securities are Subordinated Securities, whether they will be convertible into shares of Common Stock and, if so, the terms and conditions, which may be in addition to or in lieu of the provisions contained in the Subordinated Indenture, upon which such Debt Securities will be so convertible; and (22) any other terms not inconsistent with the applicable Indenture. (Section 3.01)

  Each Indenture provides that the aggregate principal amount of Debt Securities that may be issued thereunder is unlimited. The Debt Securities may be issued in one or more series thereunder, in each case as authorized from time to time by the Board of Directors of the Company, or any committee thereof or any duly authorized officers. (Section 3.01)

  In the event that Discount Securities are issued, the Federal income tax consequences and other special considerations applicable to such Discount Securities will be described in the Prospectus Supplement relating thereto.

  The general provisions of the Indentures do not contain any provisions that would limit the ability of the Company to incur indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company. However, the general provisions of the Senior Indenture do provide that neither the Company nor any Subsidiary (as defined below under "Certain Definitions") may subject certain of its property or assets to any mortgage or other encumbrance unless the Debt Securities issued under the Senior Indenture are secured equally and ratably with or prior to such other indebtedness thereby secured. See "Certain Covenants of Senior
Securities" below. Reference is made to the Prospectus Supplement related to the Offered Debt Securities for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Company that are described below, including any addition of covenants or other provisions providing event risk or similar protection.

  All of the Debt Securities of a series need not be issued at the same time, and may vary as to interest rate, maturity and other provisions and unless otherwise provided, a series may be reopened for issuance of additional Debt Securities of such series. (Section 3.01)

DENOMINATIONS, EXCHANGE, REGISTRATION AND TRANSFER

  Unless otherwise specified in the Prospectus Supplement, the Debt Securities of any series shall be issuable only as Registered Securities in denominations of $1,000 and any integral multiple thereof and shall be payable only in U.S. dollars. (Section 3.02) The Indentures also provide that Debt Securities of a series may be issuable in global form. See "Book-Entry Debt Securities."
Unless otherwise indicated in the Prospectus Supplement, Bearer Securities will have Coupons attached. (Section 2.01)

  Registered Securities of any series will be exchangeable for other Registered Securities of the same series of like aggregate principal amount and of like Stated Maturity (as defined below under "Certain Definitions") and with like terms and conditions. If so provided in the Prospectus Supplement, at the option of the Holder thereof, to the extent permitted by law, any Bearer Security of any series which by its terms is registrable as to principal and interest may be exchanged for a Registered Security of such series of like aggregate principal amount and of a like Stated Maturity and with like terms and conditions, upon surrender of such Bearer Security at the corporate trust office of the applicable Trustee or at any other office or agency of the Company designated for the purpose of making any such exchanges. Subject to certain exceptions, any Bearer Security issued with Coupons surrendered for exchange must be surrendered with all unmatured Coupons and any matured Coupons in default attached thereto. (Section 3.05)

  Notwithstanding the foregoing, the exchange of Bearer Securities for Registered Securities will be subject to the provisions of United States income tax laws and regulations applicable to Debt Securities in effect at the time of such exchange. (Section 3.05)

  Except as otherwise specified in the Prospectus Supplement, in no event may Registered Securities, including Registered Securities received in exchange for Bearer Securities, be exchanged for Bearer Securities. (Section 3.05)

  Upon surrender for registration of transfer of any Registered Security of any series at the office or agency of the Company maintained for such purpose, the Company shall execute, and the applicable Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new Registered Securities of the same series of like aggregate principal amount of such denominations as are authorized for Registered Securities of such series and of a like Stated Maturity and with like terms and conditions. No service charge will be made for any transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 3.05)

  The Company shall not be required (i) to register, transfer or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of Debt Securities of such series selected for redemption and ending at the close of business on the day of such transmission, or (ii) to register, transfer or exchange any Debt Security so selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part. (Section 3.05)

CERTAIN COVENANTS OF SENIOR SECURITIES

  The Senior Indenture contains, among other things, the following covenants:

  Limitation Upon Mortgages and Liens. Neither the Company nor a Subsidiary may create or assume, except in favor of the Company or a Wholly-Owned Subsidiary (as defined below under "Certain Definitions"), any mortgage, pledge, lien or encumbrance upon any Principal Facility (as defined below under "Certain Definitions") or any stock of any Subsidiary or indebtedness of any Subsidiary to the Company or any other Subsidiary without equally and ratably securing the Outstanding Senior Securities. This limitation will not apply to certain permitted encumbrances as described in the Senior Indenture, including (a) purchase money mortgages entered into within specified time limits; (b) liens extending, renewing or refunding any liens permitted by clause (a) of this covenant; (c) liens existing on acquired property; (d) certain tax, materialmen's, mechanics' and judgment liens, certain liens arising by operation of law and certain other similar liens; (e) liens in connection with certain government contracts; (f) certain mortgages, pledges, liens or encumbrances in favor of any state or local government or governmental agency in connection with certain tax-exempt financings; (g) liens to secure the cost of construction or improvement of any property entered into within specified time limits; and (h) mortgages, pledges, liens and encumbrances not otherwise permitted if the sum of the indebtedness thereby secured plus the aggregate sales price of property involved in sale and lease back transactions referred to in clause (a) under "- -Limitation Upon Sale and Leaseback Transactions" below does not exceed the greater of $50,000,000 or 10% of Consolidated Stockholders' Equity (as defined below under "Certain Definitions"). (Section 12.07 of the Senior Indenture)

  Limitation Upon Sale and Leaseback Transactions. The Company and any Subsidiary will be prohibited from selling any Principal Facility owned on the date of the Senior Indenture with the intention of taking back a lease thereof, other than a temporary lease (a lease of not more than 36 months) with the intent that the use of the property by the Company or such Subsidiary will be discontinued at or before the expiration of such period, unless (a) the sum of the sale price of property involved in sale and leaseback transactions not otherwise permitted plus all indebtedness secured by mortgages, pledges, liens and encumbrances referred to in clause (g) under "--Limitation Upon Mortgages and Liens" above does not exceed the greater of $50,000,000 or 10% of Consolidated Stockholders' Equity; or (b) the greater of the net proceeds of such sale or the fair market value of such Principal Facility (which may be conclusively determined by the Board of Directors of the Company) are applied within 120 days to the optional retirement of Outstanding Senior Securities or to the optional retirement of other Funded Debt (as defined below under "Certain Definitions") of the Company ranking on a parity with the Senior Securities. (Section 12.08 of the Senior Indenture)

  In addition, unless otherwise specified in the applicable Prospectus Supplement, the Senior Securities of each series will contain the following covenant:

  Limitation on Indebtedness of Restricted Subsidiaries. No Restricted Subsidiary (as defined below under "Certain Definitions") will create, incur, assume or guarantee any Indebtedness (as defined below under "Certain Definitions") unless immediately thereafter the aggregate amount of all Indebtedness of Restricted Subsidiaries (excluding Indebtedness owed to the Company or a Restricted Subsidiary, including any renewal or replacement thereof) and the discounted present value of all net rentals payable under leases covered by the covenant entitled "Limitation Upon Sale and Leaseback Transactions" (and not expressly excluded therefrom) would not exceed 15% of Consolidated Stockholders' Equity; provided, however, that, solely for purposes of this covenant, Indebtedness shall not include indebtedness incurred in connection with overdraft or similar facilities related to settlement, clearing and related activities by a Restricted Subsidiary in the ordinary course of business consistent with past practice to the extent that such indebtedness remains outstanding for a period not to exceed 72 hours; and provided, further, that any indebtedness of a Person (i) existing at the time such Person becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary or other entity or (ii) assumed by the Company or a Subsidiary in connection with the acquisition of all or a portion of the business of such Person, shall not be deemed to be Indebtedness created, incurred, assumed or guaranteed by a Restricted Subsidiary or otherwise deemed to be Indebtedness of a Restricted Subsidiary for the purposes of this covenant.

EVENTS OF DEFAULT

  Under the Indentures, "Event of Default" with respect to the Debt Securities of any series means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (1) default in the payment of any interest upon any Debt Security or any payment with respect to the Coupons, if any, of such series when it becomes due and payable, and continuance of such default for a period of 30 days; (2) default in the payment of the principal of (and premium, if any, on) any Debt Security of such series at its Maturity; (3) default in the deposit of any sinking fund payment, when and as due by the terms of a Debt Security of such series; (4) default in the performance, or breach of any covenant or warranty in the applicable Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in the applicable Indenture specifically dealt with or which expressly has been included in the applicable Indenture solely for the benefit of Debt Securities of a series other than such series), and continuance of such default or breach for a period of 60 days after there has been given to the Company by the applicable Trustee or to the Company and the applicable Trustee by the Holders of at least 25% in principal amount of the Outstanding Debt Securities of such series, a written notice specifying such default or breach and requiring it to be remedied; (5) in the case of the Senior Indenture, default (i) in the payment of any scheduled principal of or interest on any Indebtedness of the Company or any Subsidiary of the Company (other than Senior Securities of such series), aggregating more than $10,000,000 in principal amount, when due after giving effect to any applicable grace period or
(ii) in the performance of any other term or provision of any Indebtedness of the Company or any Subsidiary of the Company (other than Senior Securities of such series) in excess of $10,000,000 principal amount that results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not have been rescinded or annulled, or such Indebtedness shall not have been discharged, within a period of 15 days after there has been given to the Company by the applicable Trustee or to the Company and the applicable Trustee by the Holders of at least 25% in principal amount of the Outstanding Senior Securities of such series, a written notice specifying such default or defaults; (6) in the case of the Subordinated Indenture, default (i) in the payment of any scheduled principal of or interest on any Indebtedness of the Company or any Subsidiary of the Company (other than Subordinated Securities of such series), aggregating more than $10,000,000 in principal amount at the final stated maturity thereof, or (ii) in the performance of any term or provision of any Indebtedness of the Company or any Subsidiary of the Company (other than Subordinated Securities of such series) in excess of $10,000,000 principal amount, including, without limitation, the payment of any principal of or interest on such Indebtedness when due after giving effect to any applicable grace period, that results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not have been rescinded or annulled, or such Indebtedness shall not have been discharged, within a period of 15 days after there has been given to the Company by the applicable Trustee or to the Company and the applicable Trustee by the Holders of at least 25% in principal amount of the Outstanding Subordinated Securities of such series, a written notice specifying such default or defaults;
(7) in the case of the Senior Indenture, the entry against the Company or any Subsidiary of the Company of one or more judgments, decrees or orders by a court from which no appeal may be or is taken for the payment of money, either individually or in the aggregate, in excess of $10,000,000, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 45 consecutive days after the amount thereof is due without a stay of execution;
(8) certain events of bankruptcy, insolvency or reorganization with respect to the Company; or (9) any other Event of Default provided with respect to Debt Securities of that series pursuant to the applicable Indenture. (Section 5.01)

  Each Indenture requires the Company to file with the applicable Trustee, annually, an officer's certificate as to the Company's compliance with all conditions and covenants under the applicable Indenture. (Section 12.02) Each Indenture provides that the applicable Trustee may withhold notice to the Holders of a series of Debt Securities of any default (except payment defaults on such Debt Securities) if it considers such withholding to be in the interest of the Holders of such series of Debt Securities to do so. (Section 6.02)

  If an Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every case the applicable Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series may declare the principal amount (or, if any Debt Securities of such series are Discount Securities, such portion of the principal amount of such Discount Securities as may be specified in the terms of such Discount Securities) of all the Debt Securities of such series to be due and payable immediately, by a notice in writing to the Company (and to the applicable Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. Upon payment of such amount in the currency in which such Debt Securities are denominated (except as otherwise provided in the applicable Indenture or the Prospectus Supplement), all obligations of the Company in respect of the payment of principal of the Debt Securities of such series shall terminate. (Section 5.02)

  Subject to the provisions of each Indenture relating to the duties of the applicable Trustee, in case an Event of Default with respect to Debt Securities of a particular series shall occur and be continuing, the applicable Trustee shall be under no obligation to exercise any of its rights or powers under such Indenture at the request, order or direction of any of the Holders of Debt Securities of that series, unless such Holders shall have offered to the applicable Trustee reasonable indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request. (Section 6.03) Subject to such provisions for the indemnification of the applicable Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee under such Indenture, or exercising any trust or power conferred on the applicable Trustee with respect to the Debt Securities of that series. (Section 5.12)

  At any time after such a declaration of acceleration with respect to Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the applicable Trustee as provided in the Indentures, the Holders of a majority in principal amount of the Outstanding Debt Securities of such series, by written notice to the Company and the applicable Trustee, may rescind and annul such declaration and its consequences if (1) the Company has paid or deposited with the applicable Trustee a sum in the currency in which such Debt Securities are denominated (except as otherwise provided in the applicable Indenture or the Prospectus Supplement) sufficient to pay (A) all overdue installments of interest on all Debt Securities or all overdue payments with respect to any Coupons of such series; (B) the principal of (and premium, if any, on) any Debt Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Debt Securities; (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on each Debt Security of such series or upon overdue payments on any Coupons of such series at a rate established for such series; and (D) all sums paid or advanced by the applicable Trustee and the reasonable compensation, expenses, disbursements and advances of the applicable Trustee, its agents and counsel; and (2) all Events of Default with respect to Debt Securities of such series, other than the nonpayment of the principal of Debt Securities of such series which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indentures. No such rescission and waiver will affect any subsequent default or impair any right consequent thereon. (Section 5.02)

MERGER OR CONSOLIDATION

  Each Indenture provides that the Company may not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless (1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (the "successor corporation") is a corporation organized and existing under the laws of the United States or any State or the District of Columbia and expressly assumes by a supplemental indenture the due and punctual payment of the principal of (and premium, if any) and interest on all the Debt Securities and the performance of every covenant of the Indentures on the part of the Company to be performed or observed; (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; (3) in the case of the Senior Indenture, if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not otherwise be permitted by the Senior Indenture without making effective provision whereby the Outstanding Senior Securities and any other indebtedness of the Company then entitled thereto will be equally and ratably secured with any and all indebtedness and obligations secured thereby, the Company or such successor corporation or Person, as the case may be, will take such steps as will be necessary effectively to secure all Senior Securities equally and ratably with (or prior to) all indebtedness secured thereby; and (4) the Company has delivered to the applicable Trustee an officers' certificate and an opinion of counsel each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the applicable Indenture provisions and that all conditions precedent therein provided for relating to such transaction have been complied with. (Section 10.01)

MODIFICATION OR WAIVER

  Without the consent of any Holders, the Company and the applicable Trustee, at any time and from time to time, may modify the applicable Indenture for any of the following purposes: (1) to evidence the succession of another corporation to the Company and the assumption by such successor of the covenants of the Company in the Indentures and in the Debt Securities; (2) to add
to the covenants of the Company, for the benefit of the Holders of all or any series of Debt Securities and the Coupons, if any, appertaining thereto (and if such covenants are to be for the benefit of less than all series, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power conferred in the Indentures upon the Company; (3) to add any additional Events of Default (and if such Events of Default are to be applicable to less than all series, stating that such Events of Default are expressly being included solely to be applicable to such series);
(4) to add or change any of the provisions of the applicable Indenture to such extent as shall be necessary to permit or facilitate the issuance of Debt Securities of any series in bearer form, registrable or not registrable, and with or without Coupons, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit the issuance of Debt Securities of any series in uncertificated form, provided that any such action shall not adversely affect the interests of the Holders of Debt Securities of any series or any related Coupons in any material respect; (5) to change or eliminate any of the provisions of the applicable Indenture, provided that any such change or elimination will become effective only when there is no Outstanding Debt Security or Coupon of any series created prior to such modification which is entitled to the benefit of such provision and as to which such modification would apply; (6) to secure the Debt Securities; (7) to supplement any of the provisions of the applicable Indenture to such extent as is necessary to permit or facilitate the defeasance and discharge of any series of Debt Securities, provided that any such action shall not adversely affect the interests of the Holders of Debt Securities of such series or any other series of Debt Securities or any related Coupons in any material respect; (8) to establish the form or terms of Debt Securities and Coupons, if any, of any series as permitted by the applicable Indenture; (9) to evidence and provide for the acceptance of appointment thereunder by a successor Trustee with respect to one or more series of Debt Securities and to add to or change any of the provisions of the Indentures as is necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee; or (10) to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the applicable Indenture which will not be inconsistent with any provision of the applicable Indenture; provided such other provisions shall not adversely affect the interests of the Holders of Outstanding Debt Securities or Coupons, if any, of any series created prior to such modification in any material respect. (Section 11.01)

  With the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification voting separately, the Company and the applicable Trustee may modify the applicable Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable Indenture or of modifying in any manner the rights of the Holders under the applicable Indenture of such Debt Securities; provided, however, that no such modification may, without the consent of the Holder of each Outstanding Debt Security of each such series affected thereby, (1) change the Stated Maturity of the principal of, or any installment of interest on, any Debt Security, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof, or change the Stated Maturity of or reduce the amount of any payment to be made with respect to any Coupon, or change the currency or currencies in which the principal of (and premium, if any) or interest on such Debt Security is denominated or payable, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof, or adversely affect the right of repayment or repurchase, if any, at the option of the Holder, or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any Debt Security, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
Date), or limit the obligation of the Company to maintain a paying agency outside the United States for payments on Bearer Securities, or adversely affect the right to convert any Subordinated Security into shares of Common Stock as may be set forth in the Prospectus Supplement; (2) reduce the percentage in principal amount of the Outstanding Debt Securities of any series, the consent of whose Holders is required for any supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of the Indentures or certain defaults thereunder and their consequences provided for in the Indentures; (3) modify any of the provisions of the applicable Indenture relating to modifications and waivers of defaults and covenants, except to increase any such percentage or to provide that certain other provisions of the applicable Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debt Security of each series affected thereby; or (4) in the case of the Subordinated Indenture, modify any of the provisions relating to the subordination of the Subordinated Securities in a manner adverse to the Holders thereof. (Section 11.02)

  A modification which changes or eliminates any covenant or other provision of the applicable Indenture with respect to one or more particular series of Debt Securities and Coupons, if any, or which modifies the rights of the Holders of Debt Securities and Coupons of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the applicable Indenture of the Holders of Debt Securities and Coupons, if any, of any other series. (Section 11.02)

  In the case of the Subordinated Indenture, no modification may adversely affect the rights of any holder of Senior Indebtedness under the subordination provisions of the Subordinated Indenture without the consent of such holder. (Section 11.08 of the Subordinated Indenture)

  The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all the Debt Securities of any such series waive any past default under the applicable Indenture with respect to such series and its consequences, except a default (1) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series, or in the payment of any sinking fund installment or analogous obligation with respect to the Debt Securities of such series; or (2) in respect of a covenant or provision hereof which pursuant to the second paragraph under "Modification or Waiver" cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected. Upon any such waiver, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, for every purpose of the Debt Securities of such series under the applicable Indenture, but no such waiver will extend to any subsequent or other default or impair any right consequent thereon. (Section 5.13)

  The Company may omit in any particular instance to comply with certain covenants in the Indentures (including, if so specified in the Prospectus Supplement, any covenant not set forth in the Indentures but specified in the Prospectus Supplement to be applicable to the Debt Securities of any series, except as otherwise provided in the Prospectus Supplement, and in the case of the Senior Indenture, the covenants relating to the limitation upon mortgages and liens, the limitation upon sale and leaseback transactions and the limitation on indebtedness of Restricted Subsidiaries) with respect to the Debt Securities of any series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Debt Securities of such series either waive such compliance in such instance or generally waive compliance with such provisions, but no such waiver may extend to or affect any term, provision or condition except to the extent expressly so waived, and, until such waiver becomes effective, the obligations of the Company and the duties of the applicable Trustee in respect of any such provision will remain in full force and effect. (Section 12.09)

SUBORDINATION

  Upon any distribution of assets of the Company upon the dissolution, winding up, liquidation or reorganization of the Company, the payment of the principal of (and premium, if any) and interest on the Subordinated Securities will be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below under "Certain Definitions"), including Senior Securities (Sections
16.01 and 16.02 of the Subordinated Indenture), but the obligation of the Company to make payment of principal (and premium, if any) or interest on the Subordinated Securities will not otherwise be affected. (Section 16.02 of the Subordinated Indenture) No payment on account of principal (or premium, if any), sinking fund or interest may be made on the Subordinated Securities at any time when there is a default in the payment of principal, premium, if any, sinking fund or interest on Senior Indebtedness. (Section 16.03 of the Subordinated Indenture) In the event that, notwithstanding the foregoing, any payment by the Company described in the foregoing sentence is received by the Trustee under the Subordinated Indenture or the Holders of any of the Subordinated Securities before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or on their behalf for application to the payment of all such Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. Subject to payment in full of Senior Indebtedness, the Holders of the Subordinated Securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of such Senior Indebtedness out of the distributive share of the Subordinated Securities. (Section 16.02 of the Subordinated Indenture)

  By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Company may recover more, ratably, than Holders of the Subordinated Securities. The Subordinated Indenture provides that the subordination provisions thereof shall not apply to money and securities held in trusts pursuant to the satisfaction and discharge and the legal defeasance provisions of the Subordinated Indenture. (Sections 4.02 and 15.02 of the Subordinated Indenture)

  If this Prospectus is being delivered in connection with the offering of a series of Subordinated Securities, the accompanying Prospectus Supplement or the information incorporated by reference will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date.

DISCHARGE, LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  The applicable Indenture with respect to the Debt Securities of any series may be discharged, subject to certain terms and conditions, when (1) either (A) all Debt Securities and the Coupons, if any, of such series have been delivered to the applicable Trustee for cancellation, or (B) all Debt Securities and the Coupons, if any, of such series not theretofore delivered to the applicable Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the applicable Trustee for the giving of notice by the applicable Trustee, and the Company, in the case of (i), (ii) or (iii) of subclause (B), has irrevocably deposited or caused to be deposited with the applicable Trustee as trust funds in trust for such purpose an amount in the currency in which such Debt Securities are denominated sufficient to pay and discharge the entire indebtedness on such Debt Securities for principal (and premium, if any) and interest to the date of such deposit (in the case of Debt Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided, however, in the event a petition for relief under any applicable Federal or state bankruptcy, insolvency or other similar law is filed with respect to the Company within 91 days after the deposit and the applicable Trustee is required to return the deposited money to the Company, the obligations of the Company under the applicable Indenture with respect to such Debt Securities will not be deemed terminated or discharged; (2) the Company has paid or caused to be paid all other sums payable under the applicable Indenture by the Company; (3) the Company has delivered to the applicable Trustee an officers' certificate and an opinion of counsel each stating that all conditions precedent therein provided relating to the satisfaction and discharge of the applicable Indenture with respect to such series have been complied with; and (4) the Company has delivered to the applicable Trustee an opinion of counsel or a ruling of the Internal Revenue Service to the effect that Holders of the Debt Securities of the series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and discharge. (Section 4.01)

  If provision is made for the defeasance of Debt Securities of a series, and if the Debt Securities of such series are Registered Securities and denominated and payable only in U.S. dollars, then the provisions of each Indenture relating to defeasance shall be applicable except as otherwise specified in the Prospectus Supplement for Debt Securities of such series. Defeasance provisions, if any, for Debt Securities denominated in a foreign currency or currencies or for Bearer Securities may be specified in the Prospectus Supplement. (Section 15.01)

  At the Company's option, either (a) the Company shall be deemed to have been Discharged (as defined below under "Certain Definitions") from its obligations with respect to Debt Securities of any series ("legal defeasance option") or
(b) the Company shall cease to be under any obligation to comply with certain provisions of the Indentures relating to mergers and consolidations of the Company, and in the case of the Senior Indenture, the provisions relating to limitations upon mortgages and liens, limitations upon sale and leaseback transactions and the limitation on indebtedness of Restricted Subsidiaries, with respect to Debt Securities of any series (and, if so specified, any other obligation of the Company or restrictive covenant added for the benefit of such series) ("covenant defeasance option") at any time after the applicable conditions set forth below have been satisfied: (1) the Company shall have deposited or caused to be deposited irrevocably with the applicable Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Debt Securities of such series (i) money in an amount, or (ii) U.S. Government Obligations (as defined below under "Certain Definitions") which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (i) and (ii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable Trustee, to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and premium, if any, and interest on, the Outstanding Debt Securities of such series on the dates such installments of interest or principal and premium are due; (2) such deposit shall not cause the applicable Trustee with respect to the Debt Securities of that series to have a conflicting interest with respect to the Debt Securities of any series; (3) such deposit will not result in a breach or violation of, or constitute a default under, the applicable Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; (4) if the Debt Securities of such series are then listed on any national securities exchange, the Company shall have delivered to the applicable Trustee an opinion of counsel or a letter or other document from such exchange to the effect that the Company's exercise of its legal defeasance option or the covenant defeasance option, as the case may be, would not cause such Debt Securities to be delisted; (5) no Event of Default or event (including such deposit) which, with notice or lapse of time or both, would become an Event of Default with respect to the Debt Securities of such series shall have occurred and be continuing on the date of such deposit and, with respect to the legal defeasance option only, no Event of Default under the provisions of the Indentures relating to certain events of bankruptcy or insolvency or event which with the giving of notice or lapse of time, or both, would become an Event of Default under such bankruptcy or insolvency provisions shall have occurred and be continuing on the 91st day after such date; and (6) the Company shall have delivered to the applicable Trustee an opinion of counsel or a ruling of the Internal Revenue Service to the effect that the Holders of the Debt

Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance or Discharge. Notwithstanding the foregoing, if the Company exercises its covenant defeasance option and an Event of Default under the provisions of the Indentures relating to certain events of bankruptcy or insolvency or event which with the giving of notice or lapse of time, or both, would become an Event of Default under such bankruptcy or insolvency provisions shall have occurred and be continuing on the 91st day after the date of such deposit, the obligations of the Company referred to under the definition of covenant defeasance option with respect to such Debt Securities shall be reinstated. (Section 15.02)

PAYMENT AND PAYING AGENTS

  If Debt Securities of a series are issuable only as Registered Securities, the Company will maintain in each Place of Payment for such Debt Securities an office or agency where such Debt Securities may be presented or surrendered for payment, where such Debt Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of such Debt Securities and the applicable Indenture may be served. If Debt Securities of a series are issuable as Bearer Securities, the Company will maintain (A) in the Borough of Manhattan, The City and State of New York, or, in the case of the Senior Indenture, in Minneapolis, Minnesota, an office or agency where any Registered Securities of such series may be presented or surrendered for payment, where any Registered Securities of such series may be surrendered for registration of transfer, where Debt Securities of such series may be surrendered for exchange, where notices and demands to or upon the Company in respect of such Debt Securities and the applicable Indenture may be served and where Bearer Securities of such series and related Coupons may be presented or surrendered for payment in the circumstances described in the following paragraph (and not otherwise), (B) subject to any laws or regulations applicable thereto, in a Place of Payment for such series which is located outside the United States, an office or agency where such Debt Securities and related Coupons may be presented and surrendered for payment (including payment of any additional amounts payable on such Debt Securities, if so provided in such series); provided, however, that if such Debt Securities are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for such Debt Securities in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as such Debt Securities are listed on such exchange, and (C) subject to any laws or regulations applicable thereto, in a Place of Payment for such Debt Securities located outside the United States an office or agency where any Registered Securities of such series may be surrendered for registration of transfer, where such Debt Securities may be surrendered for exchange and where notices and demands to or upon the Company in respect of such Debt Securities and the applicable Indenture may be served. The Company will give prompt written notice to the applicable Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the applicable Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the applicable Trustee (in the case of Registered Securities) and at the principal London office of the applicable Trustee (in the case of Bearer Securities), and the Company has appointed the applicable Trustee as its agent to receive all presentations, surrenders, notices and demands. (Section 12.03)

  No payment of principal, premium or interest on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that, if the Debt Securities of a series are denominated and payable in U.S. dollars, payment of principal of and any premium and interest on such Debt Securities, if so provided in the Prospectus Supplement shall be made at the office of the Company's Paying Agent in the Borough of Manhattan, the City and State of New York, or, in the case of the Senior Indenture, in Minneapolis, Minnesota, if (but only if) payment in U.S. dollars of the full amount of such principal, premium, interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with the applicable Indenture is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 12.03)

BOOK-ENTRY DEBT SECURITIES

  The Debt Securities of a series may be issued in whole or in part in global form that will be deposited with, or on behalf of, a depositary identified in the Prospectus Supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form (each a "Global Security"). Payments of principal of (premium, if any) and interest on Debt Securities represented by a Global Security will be made by the Company to the applicable Trustee and then by such Trustee to the depositary.

  The Company anticipates that any Global Securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC"), that such Global Securities will be registered in the name of DTC's nominee, and that the following provisions will apply to the depositary arrangements with respect to any such Global Securities. Additional or differing terms of the depositary arrangements will be described in the Prospectus Supplement relating to a particular series of Debt Securities issued in the form of Global Securities.

  So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole Holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in certificated form and will not be considered the owners or Holders thereof under the applicable Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a Global Security.

  If DTC is at any time unwilling or unable to continue as depositary, or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Debt Securities in certificated form in exchange for the Global Securities. In addition, the Company may at any time, and in its sole discretion, determine not to have any Debt Securities represented by one or more Global Securities and, in such event, will issue individual Debt Securities in certificated form in exchange for the relevant Global Securities. If Registered Securities of any series shall have been issued in the form of one or more Global Securities and if an Event of Default with respect to the Debt Securities of such series shall have occurred and be continuing, the Company will issue individual Debt Securities in certificated form in exchange for the relevant Global Securities.

  The following is based on information furnished by DTC:

  DTC will act as securities depositary for Debt Securities represented by one or more Global Securities. The Debt Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Global Security will be issued for each issue of the Debt Securities, each in an aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds the maximum principal amount (if any) permitted by DTC, one Global Security will be issued with respect to such maximum principal amount and an additional Global Security will be issued with respect to any remaining principal amount of such issue.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants ("Direct Participants") include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Debt Securities represented by one or more Global Securities under DTC's system must be made by or through Direct Participants, which will receive a credit for the Global Securities on DTC's records. The ownership interest of each beneficial owner of each Global Security ("Beneficial Owner") is in turn recorded on the Direct and Indirect Participants' records. A Beneficial Owner will not receive written confirmation from DTC of its purchase, but such Beneficial Owner is expected to receive a written confirmation providing details of such transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participant through which such Beneficial Owner entered into such transaction. Transfers of ownership interests in Global Securities are to be accomplished by entries made on the books of Participants acting on behalf of the Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Global Securities, except in the event that use of the book-entry system for one or more Global Securities is discontinued.

  To facilitate subsequent transfers, all Global Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Global Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Debt Securities; DTC records reflect only the identity of the Direct Participants to whose accounts Global Securities are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

  Delivery of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Neither DTC nor Cede & Co. will consent or vote with respect to the Global Securities. Under its usual procedures, DTC will mail (an ''Omnibus Proxy'') to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Debt Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Principal and interest payments on the Global Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in ''street name,'' and will be the responsibility of such Participant and not of DTC, the Paying Agent or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Company or the Paying Agent, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  A Beneficial Owner shall give notice to elect to have its Global Securities purchased or tendered, through its Participant, to the Paying Agent, and shall effect delivery of such Global Securities by causing the Direct Participant to transfer the Participant's interest in the Global Securities, on DTC's records, to the Paying Agent. The requirement for physical delivery of Global Securities in connection with a demand for purchase or a mandatory purchase will be deemed satisfied when the ownership rights in the Global Securities are transferred by Direct Participants on DTC's records.

  DTC may discontinue providing its services as securities depositary with respect to the Debt Securities at any time by giving reasonable notice to the Company or the Agents. Under such circumstances, in the event that a successor securities depositary is not appointed within 90 days, certificates representing Debt Securities will be printed and delivered in exchange for the Debt Securities represented by the Global Securities held by DTC.

  The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, certificates representing Debt Securities will be printed and delivered in exchange for the Debt Securities represented by the Global Securities held by DTC.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

  None of the Company, any underwriter or agent, the applicable Trustee, any applicable Paying Agent or the registrar of any Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

CONVERSION RIGHTS

  The terms and conditions, if any, on which Subordinated Securities being offered are convertible into Common Stock will be set forth in the Prospectus Supplement relating thereto. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the Holder or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Subordinated Securities.

THE TRUSTEES UNDER THE INDENTURES

  Norwest Bank Minnesota, National Association and The Bank of New York are two of a number of banks with which the Company maintains ordinary banking relationships and from which the Company has obtained credit facilities and lines of credit.

CERTAIN DEFINITIONS

  Set forth below is a summary of certain defined terms as used in the applicable Indenture. Reference is made to the applicable Indenture for the full definition of all such terms.

  "Consolidated Stockholders' Equity," at any time, means the total stockholders' equity of the Company and its consolidated subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, as of the end of the most recently completed fiscal quarter of the Company for which financial information is then available. (Section 1.01 of the Senior Indenture)

  "Bearer Security" means any Debt Security (with or without Coupons), which is payable to bearer and title to which passes by delivery only, but does not include any coupons. (Section 1.01)

  "Discharged" means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Debt Securities of such series and to have satisfied all the obligations under the applicable Indenture relating to the Debt Securities of such series, except
(i) the rights of Holders of Debt Securities of such series to receive, from the trust fund described under "Discharge, Legal Defeasance and Covenant
Defeasance" above, payment of the principal of (and premium, if any) and interest on such Debt Securities when such payments are due; (ii) the Company's obligations with respect to the Debt Securities of such series under the provisions relating to exchanges, transfers and replacement of Debt Securities, the maintenance of an office or agency of the Company and the defeasance trust fund; and (iii) the rights, powers, trusts, duties and immunities of the applicable Trustee thereunder. (Section 15.02)

  "Funded Debt" means any indebtedness for money borrowed, created, issued, incurred, assumed or guaranteed which would, in accordance with generally accepted accounting practice, be classified as long-term debt, but in any event including all indebtedness for money borrowed, whether secured or unsecured, maturing more than one year or extendible at the option of the obligor to a date more than one year, after the date of determination thereof (excluding any amount thereof included in current liabilities). (Section 1.01 of the Senior Indenture)

  "Holder" means, with respect to a Registered Security, the Person in whose name a Registered Security is registered in the Security Register, and with respect to a Bearer Security or a Coupon, the bearer thereof. (Section 1.01)

  "Indebtedness" means (i) any liability of any Person (a) for borrowed money, or (b) evidenced by a bond, note, debenture or similar instrument (including purchase money obligations but excluding trade payables), or (c) for the payment of money relating to a lease that is required to be classified as a capitalized lease obligation in accordance with generally accepted accounting principles, or
(d) preferred or preference stock of a Subsidiary of the Company held by Persons other than the Company or a Subsidiary of the Company; (ii) any liability of others described in the preceding clause (i) that the Person has guaranteed, that is recourse to such Person or that is otherwise its legal liability; and
(iii) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) and (ii) above; provided, however, that "Indebtedness" shall not include any liabilities of the kind included opposite the caption "Liabilities relating to TRS financial instruments sold" on the Company's audited consolidated balance
sheet. (Section 1.01)   These liabilities are currently included opposite the
caption "Settlement Obligations" on the Company's consolidated balance sheet.

  "Maturity" when used with respect to any Debt Security means the date on which the principal of a Debt Security or an installment of principal becomes due and payable as provided therein or in the Indenture, whether at the Stated Maturity or by declaration of acceleration, call for redemption, repayment at the option of the Holder or otherwise. (Section 1.01)

  "Outstanding" when used with respect to Debt Securities, means, as of the date of determination, all Debt Securities theretofore authenticated and delivered under the applicable Indenture, except as provided in such Indenture. (Section 1.01)

  "Principal Facility" means the real property, fixtures, machinery and equipment relating to any facility owned by the Company or any Subsidiary, except any facility that, in the opinion of the Board of Directors, is not of material importance to the business conducted by the Company and its Subsidiaries, taken as a whole. (Section 1.01 of the Senior Indenture)

  "Registered Securities" means any Debt Security in the form established pursuant to Section 2.01 of the applicable Indenture which is registered as to principal and Interest in the Security Register. (Section 1.01)

  "Restricted Subsidiary," at any time, means any Subsidiary which has revenues, determined on a consolidated basis (with its Subsidiaries) in accordance with generally accepted accounting principles, equal to or exceeding 10 percent of the Company's consolidated revenues for the most recently completed fiscal year of the Company for which financial information is then available.

  "Senior Indebtedness" means the principal of (and premium, if any) and unpaid interest on (i) Indebtedness of the Company, whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed (other than the Indebtedness evidenced by the Subordinated Securities), unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such Indebtedness is not senior or prior in right of payment to the Subordinated Securities or is pari passu or subordinate by its terms in right of payment to the Subordinated Securities, and (ii) renewals, extensions and modifications of any such Indebtedness.

  "Subsidiary" means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by the Company or by one or more Subsidiaries thereof, or by the Company and one or more Subsidiaries. (Section 1.01)

  "U.S. Government Obligations" means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt. (Section 15.02)

  "Wholly-Owned Subsidiary" means a Subsidiary of which all of the outstanding voting stock (other than directors' qualifying shares) is at the time, directly or indirectly, owned by the Company, or by one or more Wholly-Owned Subsidiaries of the Company or by the Company and one or more Wholly-Owned Subsidiaries. (Section 1.01)

DESCRIPTION OF CAPITAL STOCK

  As of the date of this Prospectus, the Company's authorized capital stock consists of 600,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. As of March 17, 1997, approximately 448,954,370 shares of Common Stock were issued and outstanding. No shares of Preferred Stock are currently outstanding. The following summary description of the capital stock of the Company does not purport to be complete and is qualified in its entirety by reference to the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), and to Delaware corporate law. See "Available Information."

COMMON STOCK

  Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding Preferred Stock and certain dividend limitations contained in the Company's outstanding senior promissory notes. Upon the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which the Company may designate and issue in the future.

PREFERRED STOCK

  Under the Certificate of Incorporation, the Company may issue, in one or more classes or series, up to 10,000,000 shares of its Preferred Stock, with such powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as shall be designated in resolutions adopted by the Board of Directors or a duly authorized committee thereof. The Preferred Stock will, when issued, be fully paid and nonassessable and holders thereof will have no preemptive rights.

  The specific terms of any Preferred Stock being offered (the "Offered Preferred Stock") will be described in the Prospectus Supplement relating to such Offered Preferred Stock. The following summaries of certain provisions of the Preferred Stock are subject to, and are qualified in their entirety by reference to, the Certificate of Incorporation and the Certificate of Designation relating to the particular class or series of Preferred Stock. Reference is made to the Prospectus Supplement relating to the Offered Preferred Stock offered thereby for specific terms, including:

(1)  The designation of such Preferred Stock.

(2) The number of shares of such Preferred Stock offered, the liquidation preference per share and the initial offering price of such Preferred Stock.

(3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock.

(4) The date from which dividends on such Preferred Stock shall accumulate, if applicable.

(5) The procedures for any auction and remarketing, if any, of such Preferred Stock.

(6)  The provision of a sinking fund, if any, for such Preferred Stock.

(7)  The provision for redemption, if applicable, of such Preferred Stock.

(8)  Any listing of such Preferred Stock on any securities exchange.

(9) The terms and conditions, if applicable, upon which such Preferred Stock will be convertible into or exchangeable for Common Stock, and whether at the option of the holder thereof or the Company.

(10) Whether such Preferred Stock will rank senior or junior to or on a parity with any other class or series of Preferred Stock.

(11) The voting rights, if any, of such Preferred Stock.

(12) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock.

(13) A discussion of Federal income tax considerations applicable to such Preferred Stock.

     Subject to the Certificate of Incorporation and to any limitations contained in then outstanding Preferred Stock, the Company may issue additional classes or series of Preferred Stock, at any time or from time to time, with such powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as the Board of Directors or any duly authorized committee thereof shall determine, all without further action of the stockholders, including holders of then outstanding Preferred Stock, of the Company.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS

  Certain provisions of the Certificate of Incorporation and By-laws of the Company summarized below may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

  The Certificate of Incorporation or By-laws provide (i) that there shall be three classes of directors serving staggered terms; (ii) that directors can be removed from office only for cause and only by the affirmative vote of the holders of a majority of the then outstanding shares of common stock entitled to vote generally in an election of directors; (iii) that vacancies on the Board of Directors may be filled only by the remaining directors and not by the stockholders; (iv) that the Board of Directors may adopt, amend or repeal the By-laws of the Company; and (v) for an advance notice procedure for the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors as well as for other stockholder proposals to be considered at annual meetings of stockholders. In general, notice of intent to nominate a director or raise business at such meetings must be received by the Company not less than 60 nor more than 90 days prior to the anniversary of the previous year's annual meeting, and must contain certain information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal. The Certificate of Incorporation also provides that any action required or permitted to be taken by the stockholders of the Company may be effected only at an annual or special meeting of stockholders, and stockholder action by written consent in lieu of a meeting is prohibited. The affirmative vote of the holders of more than 80 percent of the voting power of the Voting Stock is required to alter, amend or repeal, or adopt any provision inconsistent with, this provision. In addition, special meetings of stockholders may be called only by the Chairman of the Board, Chairman of the Executive Committee, the President or the Secretary of the Company or any such officer at the request in writing of the Board of Directors.

  The foregoing summary is qualified in its entirety by reference to the provisions of the Certificate of Incorporation and By-laws.

STATUTORY PROVISIONS

  The Company has elected, pursuant to a provision of its Certificate of Incorporation, not to be governed by Section 203 of the Delaware General Corporation Law ("DGCL"). Section 203 of the DGCL prohibits certain transactions between a Delaware corporation and an "interested stockholder," which is defined as a person who, together with any affiliates and/or associates of such person, beneficially owns, directly or indirectly, 15 percent or more of the outstanding voting shares of a Delaware corporation. This provision prohibits certain business combinations (defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10 percent of the consolidated assets of the corporation, and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation) between an interested stockholder and a corporation for a period of three years after the date the interested stockholder acquired its stock, unless (i) the business combination is approved by the corporation's board of directors prior to the date the interested stockholder acquired shares; (ii) the interested stockholder acquired at least 85 percent of the voting stock of the corporation in the transaction in which it became an interested stockholder; or (iii) the business combination is approved by a majority of the board of directors and by the affirmative vote of two-thirds of the votes entitled to be cast by disinterested stockholders at an annual or special meeting. A Delaware corporation, pursuant to a provision in its certificate of incorporation or by-laws, may choose not to be governed by
Section 203 of the DGCL in which case such election becomes effective one year after its adoption.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the Common Stock is Norwest Bank Minnesota, National Association.

                              PLAN OF DISTRIBUTION

  The Company may sell the Securities in and/or outside the United States: (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The Prospectus Supplement with respect to the Securities being offered (the "Offered Securities") will set forth the terms of the offering of the Offered Securities, including the name or names of any underwriters or agents, the purchase price of the Offered Securities and net proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Offered Securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the Offered Securities if any are purchased.

  If dealers are utilized in the sale of Offered Securities in respect of which this Prospectus is delivered, and if so specified in the applicable Prospectus Supplement, the Company will sell such Offered Securities to the dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable Prospectus Supplement.

  The Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Offered Securities in respect to which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement.

  Underwriters, dealers and agents may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, the Company in the ordinary course of business.

                                 LEGAL MATTERS

  The legality of the Securities offered hereby will be passed upon for the Company by Thomas A. Rossi, Esq., Associate General Counsel of the Company. Mr. Rossi is the beneficial owner of Common Stock of the Company.

                                    EXPERTS

  The consolidated financial statements and schedule of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference.
Such report of Ernst & Young LLP, as to the year ended December 31, 1994, is based in part on the report of Deloitte & Touche LLP, independent auditors.
Such consolidated financial statements and schedule are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of such auditors pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firms as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated, except the SEC registration fee.

  SEC registration fee............................$227,273
  Legal fees and expenses.........................  50,000
  Printing and engraving.......................... 100,000
  Fees of accountants.............................   5,000
  Fees of trustees................................   6,000
  Blue sky fees and expenses......................  20,000
  Rating agency fees.............................. 125,000
  Miscellaneous...................................   5,000
                                                  --------
                                                  $538,273
                                                  ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

  In accordance with the DGCL, the Restated Certificate of Incorporation of the Company contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty. This provision eliminates each director's liability to the Company or its stockholders for monetary damages except to the extent provided by the DGCL (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

  The Restated Certificate of Incorporation and the By-laws of the Company provide for indemnification of the Company's officers and directors to the fullest extent permitted by applicable law, except that the By-laws provide that the Company is required to indemnify an officer or director in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Company. In addition, the Company maintains insurance policies which provide coverage for its officers and directors in certain situations where the Company cannot directly indemnify such officers or directors.

ITEM 16.  EXHIBITS.

  A list of exhibits included as part of this Registration Statements is set forth in the Exhibit Index appearing elsewhere herein and is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (d)  The undersigned registrant hereby undertakes that:

  (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hackensack, State of New Jersey, on April 7, 1997.

                                         FIRST DATA CORPORATION



                                         By:/s/  HENRY C. DUQUES
                                            ------------------------------
                                                 Henry C. Duques
                                                 Chairman of the Board
                                                 Chief Executive Officer

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints David P. Bailis and Thomas A. Rossi, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                       Title                       Date
        ---------                       -----                       ----

/s/    HENRY C. DUQUES          Chairman of the Board and        April 7, 1997
------------------------------  Chief Executive Officer
        Henry C. Duques

/s/    LEE ADREAN               Executive Vice President and     April 7, 1997
------------------------------  Chief Financial Officer
       Lee Adrean               (Principal Financial Officer)


/s/    RICHARD MACCHIA          Senior Vice President - Finance  April 7, 1997
------------------------------  (Principal Accounting Officer)
       Richard Macchia

/s/    BEN BURDETSKY            Director                         April 7, 1997
------------------------------
       Ben Burdetsky

/s/    COURTNEY F. JONES        Director                         April 7, 1997
------------------------------
       Courtney F. Jones

/s/    ROBERT J. LEVENSON       Director                         April 7, 1997
------------------------------
       Robert J. Levenson

/s/    JAMES D. ROBINSON III    Director                         April 7, 1997
------------------------------
       James D. Robinson III

/s/    CHARLES T. RUSSELL       Director                         April 7, 1997
------------------------------
       Charles T. Russell


/s/    BERNARD L. SCHWARTZ      Director                         April 7, 1997
------------------------------
       Bernard L. Schwartz

/s/    GAREN K. STAGLIN         Director                         April 7, 1997
------------------------------
       Garen K. Staglin

                                 EXHIBIT INDEX

EXHIBIT
NUMBER
------

1.1    Form of Underwriting Agreement.

1.2    Form of Distribution Agreement for Senior Debt Securities.

4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Commission File No. 1-11073, Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995).

4.2 By-laws of the Company (incorporated by reference to Commission File No. 1-11073, Exhibit 3(ii) of the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

4.3 Indenture dated as of March 26, 1993 between the Company and Norwest Bank Minnesota, National Association, as trustee, relating to the Senior Debt Securities (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-3 (Registration No. 33-74568)).

4.4 Indenture dated as of April 1, 1996 between the Company and The Bank of New York, as trustee, relating to the Subordinated Securities (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-3 (Registration No. 333-4012)).

4.5    Form of Fixed Rate Note.

4.6    Form of Floating Rate Note.

5      Opinion of Thomas A. Rossi, Esq., Associate General Counsel to the
       Company.

12 Statement of Calculation of Ratio of Earnings to Fixed Charges (incorporated by reference to Commission File No. 1-11073, Annual Report on Form 10-K for the year ended December 31, 1996, Exhibit
       12).

23.1   Consent of Ernst & Young LLP.

23.2   Consent of Deloitte & Touche LLP.

23.3   Consent of Thomas A. Rossi, Esq. (included in Exhibit 5).

24 Powers of Attorney (included in the signature page of this Registration Statement).

25.1 Statement of Eligibility of Norwest Bank Minnesota, National Association under the Trust Indenture Act of 1939 on Form T-1 relating to the Senior Indenture.

25.2 Statement of Eligibility of The Bank of New York under the Trust Indenture Act of 1939 on Form T-1 relating to the Subordinated Indenture.